SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
Reported):  October 28, 2010

Honda Auto Receivables 2010-3 Owner Trust

AMERICAN HONDA RECEIVABLES CORP.
(Exact name of registrant as specified in its charter)

California	333-150095	33-0526079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

American Honda Receivables Corp. 20800 Madrona Avenue Torrance, CA 90503
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (310) 781-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Item 5.  Other Events.

In connection with the sale by Honda Auto Receivables 2010-3 Owner Trust  (the “Issuer”) of $1,559,989,000 Class A−1 0.31004% Asset Backed Notes (the “Class A-1 Notes”), Class A-2  0.53% Asset Backed Notes (the “Class A−2 Notes”), Class A−3 0.70% (the “Class A-3 Notes”) and Class A-4 0.94% (the “Class A-4 Notes”) (collectively, the “Notes”) as described in the Prospectus dated October 18, 2010, to the Prospectus Supplement, dated October 20, 2010 and filed pursuant to Rule 424(b)(5) of the Act on October 22, 2010, American Honda Receivables Corp. (the “Registrant”) has entered into the agreement listed in Item 9.01(d) below.

This Current Report on Form 8-K is being filed in connection with the execution of the agreement listed below to satisfy an undertaking to file copies of certain agreements executed in connection with the issuance of the Notes.

Alston & Bird LLP and Bingham McCutchen LLP have been retained by this Registrant as counsel for its Registration Statement on Form S-3 (Commission File No. 333-150095) in connection with various transactions.  Legal opinions by Bingham McCutchen LLP to be incorporated into the Registration Statement are attached hereto as Exhibit 8.1 and Exhibit 23.2.

Item 9.01.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)           Exhibits:

4.1	Amended and Restated Trust Agreement, dated October 28, 2010, between American Honda Receivables Corp. and U.S. Bank Trust National Association, as owner trustee.

5.1	Opinion of Alston & Bird LLP as to legality (including consent of such firm).

8.1	Opinion of Bingham McCutchen LLP as to certain tax matters (including consent of such firm).

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 8.1).

SIGNATURES

Pursuant to the  requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            American Honda Receivables Corp.

By:	/s/ H. Tanaka
Name: H. Tanaka
Title: President

Dated: October 28, 2010

EXHIBIT INDEX

Exhibit No.	Description	Page No.

4.1	Amended and Restated Trust Agreement, dated October 28, 2010, between American Honda Receivables Corp. and U.S. Bank Trust National Association, as owner trustee.

5.1	Opinion of Alston & Bird LLP as to legality (including consent of such firm).

8.1	Opinion of Bingham McCutchen LLP as to certain tax matters (including consent of such firm).

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 8.1).